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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                         Securities Exchange Act of 1934


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                  Date of Earliest Event Reported: May 28, 1998


                               OCEAN ENERGY, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                       0-25058                 72-1277752
(State or other jurisdiction       (Commission File No.)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

                           1201 LOUISIANA, SUITE 1400
                              HOUSTON, TEXAS 77002
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (713) 654-9110



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ITEM 5.    OTHER EVENTS

         On March 27, 1998, United Meridian Corporation, a Delaware corporation ("UMC"), merged with and into Ocean Energy, Inc., a Delaware corporation (the "Company") (the "Merger"). As a result of the Merger, each outstanding share of UMC common stock was converted into 1.3 shares of the Company's Common Stock, par value $0.01 per share (the "Company Common Stock") with approximately 46 million shares issued to the shareholders of UMC representing approximately 46% of all of the issued and outstanding shares of the Company. The Company's shareholders received 2.34 shares of the Company's Common Stock for each share outstanding immediately preceding the Merger representing approximately 54% of all of the issued and outstanding shares of the Company Common Stock outstanding immediately subsequent to the Merger. The Merger was treated as a tax-free exchange and was accounted for as a pooling of interests. Accordingly, the consolidated financial statements for periods prior to the Merger have been restated to conform accounting policies and combine the historical results of the Company and UMC and have been included in the Company's Form 8-K filed May 6, 1998.

         This Current Report on Form 8-K discloses 30 days of combined operating results of the Company to satisfy the requirements of Accounting Series Release 135 issued by the Securities and Exchange Commission. In the opinion of the Company's management, the unaudited results of operations for the period April 1, 1998 to April 30, 1998 include all ordinary and recurring adjustments necessary to fairly present such results.

                               Ocean Energy, Inc.
                                 For the Period
                         April 1, 1998 to April 30, 1998
                                 (in thousands)

                                   (Unaudited)

         Operating revenues                          $45,537

         Net income                                  $ 1,369

         Net income for the period April 1, 1998 to April 30, 1998 does not include any merger-related charges recorded as a result of the Merger, as such costs were appropriately accrued during the first quarter of 1998.

         The operating results have been prepared and published only for purposes of complying with pooling of interests accounting and certain contractual requirements, and are not necessarily indicative of the results that may be expected for any interim period or for the year ended December 31, 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 Ocean Energy, Inc.



Date:  May 29, 1998                              /s/  Christopher E. Cragg
                                                 -------------------------
                                                 Christopher E. Cragg
                                                 Vice President and Controller
                                                 Chief Accounting Officer